SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Aether Systems, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑     No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, schedule or registration statement no.:

(3)	Filing party:

(4)	Date filed:

April 23, 2004

Dear Stockholder:

      On behalf of the Board of Directors and management of Aether Systems, Inc., I cordially invite you to the Annual Meeting of Stockholders to be held on June 11, 2004, at 10:00 a.m., local time, at the Marriott Baltimore Waterfront Hotel, 700 Aliceanna Street, Baltimore, MD 21202.

      At the Annual Meeting, stockholders will be asked to elect seven members to the Board of Directors, each for a one-year term, ratify the appointment of KPMG LLP as Aether’s independent accountants and transact such other business as properly comes before the Annual Meeting. These matters are fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

      It is important that your stock be represented at the meeting regardless of the number of shares you hold. We have enclosed with this letter a Notice of the Annual Meeting of Stockholders, a Proxy Statement, a proxy card and a return envelope. We have also enclosed Aether Systems, Inc.’s Annual Report for the fiscal year ended December 31, 2003. Please vote your proxy as directed on the proxy card so that your stock may be voted at this meeting. Whether or not you plan to attend the Annual Meeting, please sign and promptly return your proxy card in the enclosed postage paid envelope. If you attend the Annual Meeting, you may vote in person if you wish, even though you have previously returned your proxy. You may revoke the proxy at any time before it is voted.

      The Board of Directors of Aether recommends that stockholders vote for election of the board’s nominees for director and for approval of KPMG LLP as Aether’s independent accountants.

Sincerely,

David S. Oros
Chairman of the Board
and Chief Executive Officer

Your Vote is Important

Please execute and return the enclosed Proxy promptly,
whether or not you plan to attend the Aether Systems, Inc. Annual Meeting.

AETHER SYSTEMS, INC.

11500 CRONRIDGE DRIVE, SUITE 110
OWINGS MILLS, MARYLAND 21117

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE:	June 11, 2004
TIME:	10:00 a.m. local time
PLACE:	Marriott Baltimore Waterfront Hotel 700 Aliceanna Street Baltimore, MD 21202

YOUR VOTE AT THE ANNUAL MEETING IS VERY IMPORTANT TO US.

DATE AND TIME:	Friday, June 11, 2004, at 10:00 a.m., local time

PLACE:	Marriott Baltimore Waterfront Hotel, 700 Aliceanna Street, Baltimore, MD 21202

ITEMS OF BUSINESS:	(1) To elect seven directors, each for a one-year term;
(2) To ratify the Board of Directors’ selection of KPMG LLP as Aether’s independent public accountants for the 2004 fiscal year; and
(3) To transact such other business that may properly come before the Annual Meeting.

RECORD DATE:	You can vote at the Annual Meeting if you are a stockholder of record as of the close of business on April 23, 2004.

VOTING BY PROXY:	To assure your representation at the Annual Meeting, please fill in, sign, date and return the accompanying proxy card in the enclosed addressed envelope. The giving of a proxy will not affect your right to revote the proxy or to attend the Annual Meeting and vote in person.

ADMISSION TO THE MEETING:	You are entitled to attend the Annual Meeting if you were a stockholder as of the close of business on April 23, 2004. The Annual Meeting will begin promptly at 10:00 am, local time.

BY ORDER OF THE BOARD OF DIRECTORS

David C. Reymann
Secretary

Owings Mills, Maryland

April 23, 2004

AETHER SYSTEMS, INC.

11500 CRONRIDGE DRIVE, SUITE 110
OWINGS MILLS, MARYLAND 21117

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 11, 2004

      We are providing these proxy materials to you in connection with the solicitation of proxies by the Board of Directors of Aether Systems, Inc. for the 2004 Annual Meeting of Stockholders and for any adjournment or postponement of the Annual Meeting. This Proxy Statement provides information that you should read before you vote on the proposals that will be presented to you at the 2004 Annual Meeting. The 2004 Annual Meeting of Stockholders will be held on June 11, 2004 at the Marriott Baltimore Waterfront Hotel, 700 Aliceanna Street, Baltimore, MD 21202, at 10:00 a.m., local time. In this Proxy Statement, we refer to Aether Systems, Inc. as “Aether,” “the Company,” “we” or “us.”

      We intend to mail this Proxy Statement and a proxy card starting on or about April 30, 2004 to people who, according to our records, owned common shares of Aether as of the close of business on April 23, 2004. With his Proxy Statement, we have mailed a copy of Aether’s Annual Report on Form 10-K for year ending December 31, 2003.

      At the Annual Meeting, you will be asked to vote on the following proposals:

1.	Elect seven directors, each for a one-year term;

2.	Ratify the selection by the Board of Directors of KPMG LLP as Aether’s independent accountants for the 2004 fiscal year; and

3.	Such other matters as may properly come before the Annual Meeting.

      The Board of Directors recommends that the stockholders vote for election of the Board’s nominees for director and for ratification of KPMG LLP as Aether’s independent accountant.

INFORMATION ABOUT THE 2004 ANNUAL MEETING AND VOTING

The Annual Meeting

      The Annual Meeting will be held on June 11, 2004 at the Marriott Baltimore Waterfront Hotel, 700 Aliceanna Street, Baltimore, MD 21202, at 10:00 a.m., local time.

This Proxy Solicitation

      We are sending you this Proxy Statement because Aether’s Board of Directors is seeking a proxy to vote your shares at the Annual Meeting. This Proxy Statement is intended to assist you in deciding how to vote your shares. At the close of business on April 23, 2004 (the “Record Date”), there were 43,820,291 shares of common stock outstanding, which constitute all of the outstanding voting shares of Aether. Only holders of record shares of common stock on the close of business on the Record Date will be entitled to vote at the Annual Meeting. Each share issued and outstanding on the Record Date will be entitled to one vote on each of the proposals. On April 30, 2004, we began mailing this Proxy Statement to all people who will be entitled to vote at the Annual Meeting.

      Aether is paying the cost of requesting these proxies. Aether’s directors, officers and employees may request proxies in person or by telephone, mail, facsimile or otherwise, but they will not receive additional compensation for their services. Aether will reimburse brokers and other nominees for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners of our shares.

Quorum Required

      In order to conduct business at the Annual Meeting, our Bylaws require the presence in person or by proxy of stockholders holding a majority of the voting power of the outstanding shares of Aether’s common stock entitled to vote on the matters to be presented at the Annual Meeting. Accordingly, 21,910,146 shares must be present in person or by proxy for a quorum to be present. If a quorum is not present, a vote cannot occur. Proxy cards received by us but marked “WITHHELD” and broker non-votes will be included in the calculation of the number of shares considered in determining whether or not a quorum exists.

      Failure to return a proxy or vote in person will not affect the outcome of the proposals as long as a quorum is achieved. If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board (FOR all of Aether’s nominees to the Board, FOR the appointment of KPMG LLP as Aether’s independent accountants, and in the discretion of the proxy holders on any other matters that properly come before the Annual Meeting).

Voting Your Shares

      Voting in Person. You may vote your shares at the Annual Meeting either in person or by proxy. To vote in person, you must attend the Annual Meeting and obtain and submit a ballot. Ballots for voting in person will be available at the Annual Meeting.

      Voting By Proxy. To vote by proxy, you must complete and return the enclosed proxy card in time to be received by us before the Annual Meeting. If a proxy card is properly executed, returned to us and not revoked, the shares represented by the proxy shall be voted in accordance with the instructions set forth thereon. If a proxy card is signed but no instructions are given with respect to the matters to be acted upon, the shares represented by the proxy will be voted FOR the election of the seven nominees for director, designated Proposal 1 on the proxy card, FOR the proposal to ratify the selection of KPMG LLP as Aether’s independent accountants, designated Proposal 2 on the proxy card, and on any other matters that properly come before the Annual Meeting in the discretion of the proxy holder in the manner as set forth on the proxy.

      Broker Non-Votes. Shares registered in the name of a broker or other nominee may generally only be voted by a broker or other nominee pursuant to the instructions given to them by the stockholder. Certain proposals are “non-discretionary” and brokers who do not receive instructions from their clients do not have discretion to vote on those items. None of the proposals scheduled to be presented at this year’s meeting are “non-discretionary” and your broker will therefore have the authority to vote your shares if you fail to tell your broker how to vote. If there nevertheless are broker non-votes in tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal and will not be considered votes cast for the foregoing purposes. Therefore, broker non-votes will not affect the outcome of any of the matters being voted upon at the Annual Meeting.

Votes Required

      In the election of directors, the seven nominees for director who receive the most votes will be elected. If you do not vote for a particular nominee, or you indicate WITHHELD on your proxy card, your vote will neither be counted for or against the nominee.

      For the ratification of the appointment of KPMG LLP as Aether’s independent accountant for the 2004 fiscal year, the proposal will be approved if a majority of shares represented at the Annual Meeting and eligible to vote consent to the proposal. If you do not vote for the appointment of KPMG LLP, or you indicate WITHHELD on your proxy card, your vote will count against the proposal. Because neither this proposal nor the election of directors is a “non-discretionary” matter, broker non-votes will not affect the outcome of any of the matters being voted upon at the Annual Meeting.

      We have described in this Proxy Statement all of the proposals that we expect will be made at the Annual Meeting. If we or a stockholder properly present any other proposal to the Annual Meeting, the proxies have discretion to vote your shares on the proposal as they see fit.

Revoking Your Proxy

      If you decide to change your vote, you may revoke your proxy at any time before it is voted. You may revoke your proxy in one of three ways:

1.	You may notify the Secretary of Aether in writing that you wish to revoke your proxy. Please contact: Aether Systems, Inc., 11500 Cronridge Drive, Suite 110, Owings Mills, Maryland 21117, Attention: David C. Reymann, Secretary. We must receive your notice before the time of the Annual Meeting.

2.	You may submit a proxy dated later than your original proxy.

3.	You may attend the Annual Meeting and vote. Merely attending the Annual Meeting will not by itself revoke a proxy; you must obtain a ballot and vote your shares to revoke the proxy.

Adjournments and Postponements

      Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

Additional Information

      Together with this Proxy Statement, we are mailing our Annual Report for the fiscal year ended December 31, 2003, including consolidated financial statements, to all stockholders entitled to vote at the Annual Meeting. The Annual Report does not constitute a part of the proxy solicitation material.

Forward Looking Statements

      This Proxy Statement contains statements that plan for or anticipate the future. In this proxy statement, forward-looking statements are generally identified by the words “anticipate,” “plan,” “believe,”

“expect,” “estimate,” and similar expressions. Forward-looking statements are based on our current expectations and assumptions, which are subject to risks and uncertainties. They are not guarantees of our future performance or results. Our actual performance and results could differ materially from what we project in forward-looking statements for a variety of reasons and circumstances, including certain risks and uncertainties. We are sending you a copy of our 2003 Annual Report on Form 10-K along with this proxy statement. Risks and uncertainties concerning our business operations, financial conditions and financial results are set forth in our 2003 Annual Report on Form 10-K and should be reviewed carefully.

Proposal 1:

Election of Directors

      The following individuals are the Board of Director’s nominees for election to the Board of Directors:

J. Carter Beese, Jr.
James T. Brady
Jack B. Dunn IV
Edward J. Mathias
David S. Oros
Truman T. Semans
George P. Stamas

      Each director will be elected to serve for a one-year term, unless he resigns or is removed before his term expires, or until his replacement is elected and qualified. All seven of the nominees are currently members of the Board of Directors and have consented to serve as directors if re-elected. More detailed information about each of the nominees is available in the section of this Proxy Statement titled “Directors and Executive Officers,” which begins on page 9. In 2003, the Board of Directors was comprised of nine directors. Two directors resigned in 2003. Because the Company is still exploring a range of strategic options, the Board of Directors decided not to fill these two vacancies. Instead, the Board of Directors, acting by Board resolution, reduced the number of directors constituting the entire Board to seven.

      If any of the nominees cannot serve for any reason (which is not anticipated), the Board of Directors may designate a substitute nominee or nominees. If a substitute is nominated, we will vote all valid proxies for the election of the substitute nominee or nominees. Alternatively, the Board of Directors may also decide to leave the board seat or seats open until a suitable candidate or candidates are located, or it may decide to reduce the size of the Board.

Recommendation

      The Board of Directors unanimously recommends a vote “FOR” each of the nominees to the Board of Directors.

Proposal 2:

Ratification of Independent Auditors

      The Board of Directors, upon the recommendation of the Audit Committee and subject to the ratification by Aether’s stockholders, has appointed KPMG LLP, an international accounting firm of independent certified public accountants, to act as independent accountants for Aether and its consolidated subsidiaries for 2004. The Board believes that KPMG’s experience with and knowledge of Aether are important, and would like to continue this relationship. KPMG has advised Aether that the firm does not have any direct or indirect financial interest in Aether or any of its subsidiaries, nor has KPMG had any such interest since Aether’s inception in 1996, other than as a provider of auditing and accounting services.

      In making the recommendation for KPMG to continue as Aether’s independent accountants for the year ended December 31, 2004, the Audit Committee reviewed past audit results and the non-audit services performed during 2003 and proposed to be performed during 2004. In selecting KPMG, the Audit Committee and the Board of Directors carefully considered KPMG’s independence. The Audit Committee has determined that the performance of the non-audit services performed by KPMG did not impair KPMG’s independence.

      KPMG has confirmed to Aether that it is in compliance with all rules, standards and policies of the Public Company Accounting Oversight Board and the Securities and Exchange Commission (the “SEC”) governing auditor independence.

      A representative of KPMG is expected to attend the Annual Meeting. The KPMG representative will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from stockholders.

Recommendation

      The Board of Directors unanimously recommends a vote “FOR” ratification of the appointment of KPMG.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information with respect to beneficial ownership of our common stock as of April 15, 2004, as to:

•	each of our directors and named executive officers individually;

•	all our directors and executive officers as a group; and

•	each person (or group of affiliated persons) known by us to own beneficially more than 5% of our outstanding common stock.

      For the purposes of calculating percentage ownership as of April 15, 2004, 43,795,466 shares were issued and outstanding and, for any individual who beneficially owns shares of restricted stock that will vest or shares represented by options that are or will become exercisable, on or before June 15, 2004 those shares are treated as if outstanding for that person, but not for any other person. In preparing the following table, we relied upon statements filed with the SEC by beneficial owners of more than 5% of the outstanding shares of our common stock pursuant to Section 13(d) or 13(g) of the Securities Exchange Act of 1934 (the “Exchange Act”), unless we knew or had reason to believe that the information contained in such statements was not complete or accurate, in which case we relied upon information which we considered to be accurate and complete. Unless otherwise indicated, the address of each of the individuals and entities named below is: c/o Aether Systems, Inc., 11500 Cronridge Drive, Suite 110, Owings Mills, Maryland 21117.

	Beneficial Ownership
	of Shares

Name and Address	Number	Percent

Directors and executive officers:
David S. Oros(1)	5,417,643	12.2%
David C. Reymann(2)	128,071	*
Michael S. Mancuso(3)	120,286	*
Frank E. Briganti(4)	38,757	*
J. Carter Beese, Jr.(5)	214,302	*
James T. Brady(6)	27,500	*
Jack B. Dunn IV(7)	25,000	*
Edward J. Mathias(8)	62,700	*
Truman T. Semans(9)	82,188	*
George P. Stamas(10)	116,868	*

All directors and named executive officers as a group (10 persons)	6,233,315	14.0%

	Beneficial Ownership
	of Shares

Name and Address	Number	Percent

5% stockholders:
NexGen Technologies, L.L.C.	3,326,757	7.6%
Telcom-ATI Investors, L.L.C.	2,902,027	6.6%
211 N. Union St.,
Suite 300
Alexandria, VA 22314
Coghill Capital Management, L.L.C.(11)	2,155,514	4.9%
Clint D. Coghill(12)	2,155,514	4.9%
One North Wacker Drive, Suite 4725
Chicago, IL 60606
Dimensional Fund Advisors Inc.(12)	2,694,788	6.2%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

*	Less than 1%.

(1)	Includes 3,326,757 shares of common stock owned by NexGen Technologies, L.L.C. over which Mr. Oros exercises voting and investment control by virtue of his position as managing member of NexGen. Also includes exercisable warrants to purchase 812,500 shares of common stock and exercisable options to purchase 55,600 shares of common stock. Excludes 31,500 shares of unvested restricted stock.

(2)	Includes exercisable warrants to purchase 5,416 shares of common stock and exercisable options to purchase 98,334 shares of common stock. Excludes 10,533 shares of unvested restricted stock.

(3)	Includes exercisable options to purchase 103,119 shares of common stock. Excludes 7,833 shares of unvested restricted stock.

(4)	Includes exercisable options to purchase 26,250 shares of common stock. Excludes 3,693 shares of unvested restricted stock.

(5)	Includes exercisable options to purchase 73,600 shares of common stock. Excludes 3,326,757 shares of common stock owned by NexGen, in which Mr. Beese has a currently exercisable option to become a non-managing member with an interest covering 25,000 shares of the Aether shares held by NexGen.

(6)	Includes exercisable options to purchase 25,000 shares of common stock.

(7)	Includes exercisable options to purchase 25,000 shares of common stock.

(8)	The address for Mr. Mathias is c/o The Carlyle Group, 1001 Pennsylvania Avenue, NW, Washington, DC 20004. Includes exercisable options to purchase 25,000 shares of common stock. Includes 14,000 shares of common stock owned directly, 19,000 shares of common stock held indirectly in a retirement account and 4,700 shares of common stock held as custodian for Ellen Mathias.

(9)	Includes 30,000 shares of common stock held jointly by Mr. Semans and his wife, 204 shares of common stock issuable upon conversion of convertible subordinated notes held by Mr. Semans, and 18,650 shares of common stock held by the Semans Scholarship Fund at the Lawrenceville School at which Mr. Semans is a trustee emeritus. Includes exercisable options to purchase 33,334 shares of common stock.

(10)	Includes exercisable options to purchase 60,600 shares of common stock.

(11)	Based solely on reports filed with the SEC as of April 20, 2004. Includes 2,155,514 shares beneficially owned by CCM Master Qualified Fund, L.L.C. (the “Fund”), Coghill Capital Management, L.L.C. (“Coghill Management”) which serves as the investment manager of the Fund, and Clint D. Coghill who is the managing member of Coghill Management.

(12)	Based solely on reports filed with the SEC as of April 20, 2004 Dimensional Fund Advisors Inc. (“Dimensional”), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds.” In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the securities of the Issuer described in this schedule that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Issuer held by the Funds. All securities reported in this schedule are owned by the Funds, and Dimensional disclaims beneficial ownership of such securities.

DIRECTORS AND EXECUTIVE OFFICERS

      The independent directors of the Board of Directors, acting unanimously, have proposed the following individuals as nominees as directors to hold office until the next annual meeting of stockholders or until their respective successors have been duly elected and qualified: David S. Oros, J. Carter Beese, Jr., James T. Brady, Jack B. Dunn IV, Edward J. Mathias, Truman T. Semans, and George P. Stamas. In the future, recommendations for director nominees will be proposed by the Nominating & Corporate Governance Committee to the Board of Directors, as discussed in more detail below.

      The following table shows, as of April 15, 2004, the names and ages of all director nominees and Aether’s executive officers who will continue to serve after the Annual Meeting.

Name	Age	Position

David S. Oros	44	Chairman of the Board and Chief Executive Officer
David C. Reymann	45	Chief Financial Officer
Michael S. Mancuso	58	President, Mobile Government
Frank E. Briganti	46	President, Transportation
John Clarke	41	Senior Vice President, Business Operations
J. Carter Beese, Jr.(1)(2)(3)	47	Director
James T. Brady(2)(3)	63	Director
Jack B. Dunn IV(1)(3)	53	Director
Edward J. Mathias(1)(3)	62	Director
Truman T. Semans(2)(3)	77	Director
George P. Stamas	53	Director

(1)	Member of the Compensation Committee.

(2)	Member of the Audit Committee.

(3)	Member of the Nominating & Corporate Governance Committee.

      David S. Oros founded Aether in 1996, and currently serves as our chairman and chief executive officer. Mr. Oros also serves on the board of directors of Novatel Wireless Inc. and Corvis Corp. From 1994 until 1996, Mr. Oros was president of NexGen Technologies, L.L.C., a wireless software development company that contributed all of its assets to Aether. From 1992 until 1994, he was president of the Wireless Data Group at Westinghouse Electric (“Westinghouse”). Prior to that, Mr. Oros spent from 1982 until 1992 at Westinghouse directing internal research and managing large programs in advanced airborne radar design and development. Mr. Oros received a B.S. in mathematics and physics from the University of Maryland, and holds a U.S. patent for a multi-function radar system.

      David C. Reymann has served as our chief financial officer since joining us in June 1998. Mr. Reymann is also responsible for our treasury management services, investor relations and human resources. Before joining us, Mr. Reymann was director of finance and accounting for The Sweetheart Cup Company from June 1996 until May 1998, where he managed the financial analysis department and the accounting operations for 11 North American manufacturing plants. Prior to that, Mr. Reymann spent 12 years with Procter & Gamble, serving in several key finance, accounting and operations positions. Prior to that, Mr. Reymann spent five years at Ernst & Young, where he most recently specialized in emerging growth companies. Mr. Reymann received a B.S. in accounting from the University of Baltimore, and is a certified public accountant.

      Michael S. Mancuso has served as president of our mobile government segment since January 2003. Prior to then, Mr. Mancuso served in a variety of roles including as our group president, mobile government, small business solutions and international and as our executive vice-president, vertical business unit operations, engineering services group and sales organization since the closing of our Cerulean Technology Inc. (“Cerulean”) acquisition in September 2000. From December 1999 until September 2000, he was the president and chief operating officer at Cerulean. Mr. Mancuso served as vice president of U.S. sales and services at the Data General division of EMC Corporation and as vice president of Data General’s original equipment manufacturers division from June 1997 until December 1999. He also served as general manager within Hewlett-Packard Company’s healthcare information systems division from February 1995 until June 1997. Previously, Mr. Mancuso was at Digital Equipment Corporation/ Compaq where he held leadership positions in sales and marketing. Mr. Mancuso holds a B.S. in finance/ accounting from the University of Massachusetts and an M.B.A. from Babson College.

      Frank E. Briganti has served as president of our transportation segment since May 2002. From February 2001 until May 2002, he was our vice president, transportation systems and director of product management for transportation and logistics and from July 2000 until February 2001, he was our director, customer implementation/customer service — wireless services. From January 1997 through June 2000, Mr. Briganti was engineering/program manager with Northrop. Mr. Briganti has a B.S. from the University of Maryland and an M.B.A. from Johns Hopkins University.

      John Clarke has served as our senior vice president, business operations since January 2002. Prior to then, Mr. Clarke has held a variety of positions since joining us in January 1996, including: corporate vice president, operations; corporate vice president, OmniSky initiative; corporate vice president, wireless hosting services; and corporate vice president, global initiatives. Mr. Clarke received a B.S. in electrical engineering from Clarkson University, a B.A. in mathematics from SUC Potsdam and an M.B.A. from Loyola College.

      J. Carter Beese, Jr. was elected a director of Aether on October 20, 1999. Since July 1998, Mr. Beese has served as president of Riggs Capital Partners, a division of Riggs National Corp., which is a venture fund that manages in excess of $100 million. Preceding his appointment to Riggs, from September 1997 until July 1998, Mr. Beese was vice chairman of the Global Banking Group at Bankers Trust. Prior to the merger of Bankers Trust and Alex. Brown, from November 1994 until September 1997, Mr. Beese was chairman of Alex. Brown International. He originally joined Alex. Brown in 1978, became an officer in 1984, and a partner in 1987. Mr. Beese served as a commissioner of the U.S. Securities and Exchange Commission from 1992 to 1994. He serves as a director on the boards of Nastech Pharmaceutical Company, the National Stock Exchange and Riggs National Corp. He also serves as a senior advisor to Allied Capital Corporation and the Center for Strategic International Studies (CSIS). In November 2003, Mr. Beese was named by U.S. District Court Judge Rakoff and the U.S. Securities and Exchange Commission as the manager of the $250 million of MCI stock to be distributed to the victims of accounting fraud pursuant to the fair fund provision of the Sarbanes-Oxley Act of 2002. He is also currently a member of President Bush’s Information Technology Advisory Committee. Mr. Beese received a B.S. in Economics and a B.S. in Political Science from Rollins College.

      James T. Brady was elected director of Aether on June 28, 2002. Mr. Brady has served as the managing director — Mid-Atlantic of Ballantrae International, Ltd., a management consulting firm, since 2000 and was an independent business consultant from May 1998 until 2000. From May 1995 to May 1998, Mr. Brady was the Secretary of the Maryland Department of Business and Economic Development. Prior to May 1995, Mr. Brady was a managing partner with Arthur Andersen LLP in Baltimore, Maryland. Mr. Brady is a director of McCormick & Company, Inc., Constellation Energy Group and T. Rowe Price Group. Mr. Brady received a B.A. from Iona College.

      Jack B. Dunn IV was elected director of Aether on June 28, 2002. Since October 1995, Mr. Dunn has been chief executive officer of FTI Consulting, Inc (“FTI”), a multi-disciplined consulting firm with practices in the areas of financial restructuring, litigation consulting and engineering and scientific investigation. He joined FTI in 1992 as executive vice president and chief financial officer and has served as a director of FTI since May 1992 and as chairman of the board since December 1998. Mr. Dunn is a limited partner of the Baltimore Orioles. Prior to joining FTI, he was a member of the board of directors and a managing director of Legg Mason Wood Walker, Inc. and directed its Baltimore corporate finance and investment banking activities. He received a B.A. from Princeton University and a J.D. from the University of Maryland Law School.

      Edward J. Mathias was elected director of Aether on June 28, 2002. Mr. Mathias has been a managing director of The Carlyle Group, a Washington, D.C. based private merchant bank, since 1994. Mr. Mathias served as a managing director of T. Rowe Price Associates, Inc., an investment management firm, from 1971 to 1993. He received a B.A. from the University of Pennsylvania and an M.B.A. from Harvard University.

      Truman T. Semans was appointed director of Aether by board resolution on September 19, 2002. Mr. Semans is founder and since 1993 has been Vice Chairman of Brown Investment Advisory & Trust Company (“Brown Advisory”), a full-service firm providing investment advisory services to families and individuals of substantial wealth. Prior to founding Brown Advisory, Mr. Semans joined Alex. Brown & Sons in August 1974 as general partner, and was a member of the executive committee, the Vice Chairman of the Board and a member of the Executive and Organization Committee. He graduated from Princeton University and attended the University of Virginia Law School.

      George P. Stamas was elected a director of Aether on October 20, 1999. Since January 2002, Mr. Stamas has been a senior partner with the law firm of Kirkland and Ellis LLP. Also, since November 2001, Mr. Stamas has been a venture partner with New Enterprise Associates. From December 1999 until December 2001, Mr. Stamas served as the vice chairman of the board and managing director of Deutsche Banc Alex. Brown (now Deutsche Bank Securities). From April 1996 until December 1999, Mr. Stamas was a partner with the law firm of Wilmer, Cutler & Pickering and head of their corporate group. Mr. Stamas is counsel to, and a limited partner of, the Baltimore Orioles baseball team and also of Lincoln Holdings which holds interests in the Washington Wizards and Washington Capitals. Mr. Stamas also serves on the board of directors of FTI Consulting, Inc. He received a B.S. in economics from the Wharton School of the University of Pennsylvania and a J.D. from the University of Maryland Law School.

      The Board of Directors has determined that the following directors are “independent” as such term is defined under the National Association of Securities Dealers, Inc. listing standards (the “Listing Standards”): J. Carter Beese, James T. Brady, Jack B. Dunn, Edward J. Mathias and Truman T. Semans. Mr. Oros is not “independent” under the Listing Standards because he is an executive officer of the Company. Mr. Stamas is a partner with the law firm Kirkland & Ellis LLP (“Kirkland & Ellis”), which in 2003 became Aether’s primary outside legal counsel. Although the amount of fees that the Company paid to Kirkland & Ellis in 2003 does not result in Mr. Stamas being deemed non-independent pursuant to the Listing Standards, after discussions with Mr. Stamas, the Board of Directors has decided not to consider Mr. Stamas “independent.” In making this decision, the Board took into account the significant amount of legal work that the Company has requested from Kirkland & Ellis and the fact that Mr. Stamas is directly involved periodically in providing such legal advice and counseling, as part of his law firm’s relationship with the Company.

      Our Bylaws provide that the Board of Directors shall consist of such number of directors as the Board of Directors by resolution so decides. In 2003, the Board of Directors consisted of nine directors. Kendra VanderMeulen resigned from the Board of Directors in November 2003 and George M. Davis resigned in January 2004. Because of its uncertainty about changes at the Company and its strategy for the future, the Board of Directors decided not to fill these two vacancies and has fixed by Board resolution the number of directors at seven. The directors shall serve for a one year term until the next annual meeting or until their respective successors are duly elected and qualified. No stockholder or group of stockholders put forward a candidate for election as a director of Aether.

Meetings of the Board of Directors and Board Committees

      The Board of Directors held a total of eight meetings during 2003. Each of the directors attended at least 75% of the meetings of the Board in 2003, except for Kendra VanderMeulen who resigned from the Board of Directors in November 2003. During 2004, the non-management directors will meet in executive session without the presence of management as required from time to time.

      The standing committees of the Board of Directors include an Audit Committee, a Compensation Committee and a Nominating & Corporate Governance Committee. The Nominating & Corporate Governance Committee was formed in March 2004. All members of the Audit Committee and the Compensation Committee are independent directors as such term is defined in the applicable Listing Standards.

      Audit Committee. The Audit Committee currently consists of Messrs. Brady, Semans and Beese, with Mr. Brady as its chairman. Until June 2003, Mr. Stamas was also a member of the Audit Committee at which time he resigned. He was replaced by Mr. Beese. The Board of Directors has further considered whether the members of the Audit Committee satisfy the additional “independence” and “financial literacy” requirements for Audit Committee members as set forth in the Item 7(d)(3)(iv) of Schedule 14A and as adopted in the Listing Standards. The Board of Directors has concluded that all current members of the Audit Committee satisfy these heightened independence requirements.

      The Board of Directors has also determined that Mr. Brady is an audit committee financial expert and is independent of management, as required under Section 407 of the Sarbanes-Oxley Act of 2002. We believe Mr. Brady is qualified to be an “audit committee financial expert” because he has the following attributes: (i) an understanding of generally accepted accounting principles (“GAAP”) and financial statements, (ii) the ability to assess the general application of such principles in connection with accounting for estimates, accruals and reserves, (iii) experience preparing, auditing, analyzing or evaluating financial statements that represent a breadth and level of complexity and accounting issues that can reasonably be expected to be raised by Aether’s financial statements, or actively supervising one of more persons engaged in such activities, (iv) an understanding of internal controls over financial reporting and (v) an understanding of audit committee functions. Mr. Brady has acquired these attributes by means of having held various positions that provided the relevant experience, including 33 years with Arthur Anderson (including twenty (20) years as an audit partner) and membership on the audit committees of several public companies since 1998. Mr. Brady also serves on the audit committees of three other public companies, but the Board of Directors has determined that such service does not affect his independence, responsibilities or duties as a member of the Audit Committee.

      The Audit Committee’s responsibilities are described in a written charter adopted by the Board of Directors. The Audit Committee Charter was amended in March 2004. The Audit Committee supervises Aether’s relationship with its independent accountant and its internal auditors. Under the revised Audit Committee Charter, the Audit Committee has the authority and responsibility to make recommendations to the Board of Directors concerning the engagement of independent accountants; to review with the independent accountants the plans and results of the audit engagement; to approve professional services provided by the independent accountants; to consider the range of audit and non-audit fees; to verify that auditors are independent of management and are objective in their findings; to review results of the annual independent audit, which includes a management letter regarding recommendations on internal control and process improvements; to approve all related party transactions; and to monitor Aether’s compliance with the Audit Committee Charter and other applicable audit-related rules and regulations.

      The Audit Committee has also established procedures for (1) the receipt, retention and treatment of complaints received by Aether regarding accounting, internal accounting controls or auditing matters, and (2) the confidential and anonymous submission by Aether employees of concerns regarding questionable accounting or auditing matters.

      The Audit Committee held a total of eight meetings during 2003. The Audit Committee Report which discusses the activities of the Audit Committee in more detail is set forth below beginning on page 12.

      The Board of Directors adopted certain amendments to the written charter for the Audit Committee on March 10, 2004. A copy of the Audit Committee’s charter as so amended is attached hereto as Appendix A and is also available on Aether’s website at www.aethersystems.com, the content of which website is not incorporated by reference into or considered to part of, this document.

      Compensation Committee. The Compensation Committee currently consists of Messrs. Beese, Dunn and Mathias, with Mr. Mathias as its chairman. Kendra VanderMeulen served on the Compensation Committee until June 18, 2003 when she was resigned. She was replaced by Mr. Dunn. All members of the Compensation Committee are independent directors, as defined under the Listing Standards. The Compensation Committee is primarily responsible for determining the compensation of senior executive officers (such as the chief executive officer and chief financial officer) and other officers (unless the Compensation Committee decides to delegate such determinations to the chief executive officer), granting options, stock or other equity interests under our stock option or other equity-based incentive plans, and administering those plans and, where such plans specify, our other employee benefit plans.

      During 2003, the Compensation Committee met twice. The Compensation Committee Report which discusses the activities of the Compensation Committee in more detail is set forth below beginning on page 15.

      A copy of the Charter of the Compensation Committee, which became effective on March 10, 2004, is available on Aether’s website at www.aethersystems.com, the content of which website is not incorporated by reference into or considered a part of, this document.

      Nominating & Corporate Governance Committee. The Nominating & Corporate Governance Committee was formed on March 10, 2004. The Nominating & Corporate Governance Committee currently consists of Messrs. Brady, Beese, Dunn, Mathias, Semans and Stamas, with Mr. Stamas as its chairman. All members of the Nominating & Corporate Governance Committee are independent directors, as defined under the Listing Standards, except for Mr. Stamas. As discussed above, Mr. Stamas is a partner in the law firm of Kirkland & Ellis LLP which is the Company’s primary outside counsel and the Board has determined that Mr. Stamas is not “independent” under the Listing Standards. The Company, however, has determined in accordance with the exception afforded by Rule 4350(c) of the Listing Standards, that due to his expertise in corporate governance matters and unique depth of knowledge and experience as a director of the Company since 1999, Mr. Stamas is ideally suited to identify individuals qualified to serve on the Board and it is in the best interests of the Company and its stockholders for Mr. Stamas to serve on the Nominating & Corporate Governance Committee. Because of the timing of the formation of the committee, the Board did not delegate to the Nominating & Corporate Governance Committee the responsibility for the selection of Board nominees for selection at the Annual Meeting. Instead, the independent directors reviewed the proposed director nominees for the Annual Meeting that were recommended by the full Board. The independent directors did not make any changes to the Board’s recommendations. Going forward, the Nominating & Corporate Governance Committee will oversee the process by which individuals are nominated to become board members. The Nominating & Corporate Governance Committee will also be responsible for overseeing matters of corporate governance, including the evaluation of the performance and practices of the Board of Directors.

      A copy of the Charter of the Nominating & Corporate Governance Committee, which became effective on March 10, 2004, is available on Aether’s website at www.aethersystems.com, the content of which website is not incorporated by reference into or considered a part of, this document.

Director Nominee Criteria and Process

      The independent members of the Board of Directors unanimously recommended the nominees for election to the Board of Directors for the Annual Meeting. In the future, the Nominating & Corporate Governance Committee will work with the Board of Directors on an annual basis to determine the size of the Board and determine the qualifications and characteristics for nominees for directors in accordance with the criteria outlined in the Charter of the Nominating & Corporate Governance Committee. The Nominating & Corporate Governance Committee will consider suggestions from many sources, including stockowners and third-party search firms, regarding possible candidates for director. The Nominating & Corporate Governance Committee will consider, among other things, the candidate’s educational and professional background, leadership experience, personal integrity and expertise in matters affecting Aether and the wireless data industry. The Nominating & Corporate Governance Committee will evaluate candidates on the basis of their qualifications, experience, skills and ability to enhance stockholder value and without regard to gender, race, color, national origin or other protected status. Once possible candidates are identified, the Nominating & Corporate Governance Committee will discuss its recommendations with the Board of Directors. If the candidate is approved by the Board of Directors, the recommended candidate will be nominated for election by Aether’s stockholders (appointed to fill a vacancy on the Board, if applicable). When a vacancy occurs on the Board, the Nominating and Corporate Governance Committee will recommend to the Board of Directors a nominee to fill the vacancy. As provided in Aether’s Bylaws, the Board elects a new director when a vacancy occurs between annual meetings of stockholders. Candidates proposed by stockholders in accordance with the processes outlined below will be reviewed using the same criteria as candidates initially proposed by the Nominating & Corporate Governance Committee.

Stockholder Nominations for Directors

      Aether’s stockholders may submit candidates for consideration as director nominees. All candidate submissions must comply with the requirements of our certificate of incorporation and bylaws as well as the requirements of the Exchange Act. Our Bylaws contain certain time limitations and procedures for stockholder nominations of directors. Any stockholder who intends to bring before an annual meeting of stockholders any nomination for director shall deliver a written notice to the Secretary of Aether setting forth specified information with respect to the stockholder and additional information as would be required under Regulation 14A under the Exchange Act and Rule 14a-8 for a proxy statement used to solicit proxies for such nominee. In general, the notice must be delivered not less than forty-five (45) days nor more than ninety (90) days prior to the first anniversary of the preceding year’s annual meeting; provided however that if the annual meeting is advanced by more than twenty (20) days, or delayed by more than seventy (70) days of the anniversary date, notice by a stockholder will be deemed timely if delivered no earlier than the ninetieth (90) day prior to such annual meeting and not later than the forty-fifth (45) day prior to such annual meeting.

Director Compensation

      Non-employee Directors receive $5,000 for each Board meeting they attend, reimbursement for reasonable travel expenses relating to attendance at Board meetings and discretionary grants of stock options. Audit Committee members receive $2,000 for each Audit Committee meeting they attend, and Mr. Brady, as Chairman of the Audit Committee, receives a $7,500 annual retainer. In the discretion of the Board of Directors, the non-employee directors may receive stock options for their service on the Board. In 2002, each director received a grant of 100,000 stock options of which 25,000 vested in June 2003, with the remaining to vest 25% per year over the next three years; no options were granted to our directors in 2003. Directors who are employees of Aether do not receive cash compensation for their services as directors or as members of committees.

Executive Officer Compensation

      Summary Compensation. The following table sets forth compensation for 2001, 2002 and 2003 awarded to, earned by or paid to our chief executive officer and the four other most highly paid executive officers as of December 31, 2003. We refer to these five officers as the “named executive officers.”

					Long-Term Compensation

	Annual Compensation				Restricted	Shares	All Other
					Stock Awards	Underlying	Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)		($)(4)	Options (#)	($)

David S. Oros	2003	$200,000	—		—	—	—
Chairman and	2002	$200,000	—		—	100,000	—
Chief Executive Officer	2001	$200,000	—		—	18,000	—

George M. Davis(1)	2003	$234,400	—		—	—	—
President	2002	$229,639	$60,000		$37,500	130,000	—
	2001	$210,231	$20,000		—	98,000	—

David C. Reymann	2003	$180,000	—		—	—	—
Chief Financial Officer	2002	$174,750	$30,000		$37,500	30,000	—
	2001	$157,673	$20,000		—	50,000	—

Michael S. Mancuso(2)	2003	$200,000	$80,000		—	—	—
President, Mobile	2002	$200,000	$75,000		$37,500	30,000	—
Government	2001	$200,000	$91,200	(3)	—	50,000	$55,000 (5)

Gregg Smith(6)	2003	$175,000	$56,250		—	—	—
President, Enterprise	2002	$171,635	$75,000		$37,500	70,000	—
Mobility Solutions	2001	$135,962	$38,750		50,000	1,250

(1)	Mr. Davis resigned as President of Aether in January 2004.

(2)	Mr. Mancuso became executive vice president, vertical markets in September 2000 upon the completion of our acquisition of Cerulean. In January 2003, Mr. Mancuso became president, mobile government.

(3)	This amount reflects an additional bonus for 2001 of $31,200 that was paid in the second quarter of 2002.

(4)	On April 10, 2002, Aether granted 10,000 shares of restricted stock to each of Messrs. Davis, Reymann and Mancuso. The value of each grant of 10,000 shares of restricted stock on December 31, 2002 was $37,600. The shares vested 33 1/3% on April 1, 2003 and will vest 33 1/3% annually on the following two anniversaries. Mr. Oros held 73,500 vested restricted shares, valued at $349,125 and 31,500 unvested restricted shares, valued at $149,625 on December 31, 2003. Mr. Reymann held 20,134 vested restricted shares, valued at $95,637 and 13,866 unvested restricted shares, valued at $65,864 on December 31, 2003. Mr. Mancuso held 13,834 vested restricted shares, valued at $65,712 and 11,166 unvested restricted shares, valued at $53,039 on December 31, 2003. Mr. Smith held 7,834 vested restricted shares, valued at $37,212 and 8,166 unvested restricted shares, valued at $38,789 on December 31, 2003. If dividends were paid on Aether’s common stock, dividends would not be paid on unvested shares of restricted stock.

(5)	Compensation pursuant to a retention agreement entered into with Mr. Mancuso in connection with Aether’s acquisition of Cerulean, of which Mr. Mancuso was an officer.

(6)	Mr. Smith is no longer employed by Aether. His position was terminated in connection with the sale of the EMS segment to Telecommunication Systems, Inc. in January 2004.

      No Executive Loans. Aether does not extend loans to executive officers or directors, and we have no such loans outstanding.

      Long-Term Incentive Plan Awards. No restricted shares were granted to any named executive officer during the year ended December 31, 2003 under any long-term incentive plan. In 2003, however, certain restricted shares that had previously been awarded to certain executive officers vested or were accelerated, as described below.

      Option Grants in Last Fiscal Year. No stock appreciation rights were granted to any named executive officer during the year ended December 31, 2003.

      Aggregate Option Exercises and Holdings. The following table provides information concerning the shares represented by outstanding options (including warrants) held by each of the named executive officers as of December 31, 2003.

			Number of Shares
			Underlying Unexercised		Value of In-The-Money
	Shares		Options at		Options at
	Acquired On	Value	Fiscal Year-End (#)		Fiscal Year-End ($)(1)
	Exercise	Realized
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

David S. Oros	0	—	868,100	75,000	$2,226,375	$135,000
George M. Davis(2)	0	—	218,000	135,000	$441,250	$155,000
David C. Reymann	0	—	93,750	45,000	$94,979	$20,000
Michael S. Mancuso	0	—	93,119	60,000	$10,000	$20,000
Gregg Smith(3)	0	—	48,500	76,500	$10,000	$20,000

(1)	Options were “in the money” to the extent the closing price of Aether’s common stock on December 31, 2003 exceeded the exercise price of the options. The value of unexercised options represents the difference between the exercise price of net options and $4.75, which was the last reported sale price of Aether common stock on December 31, 2003.

(2)	Upon Mr. Davis’ resignation as President of Aether in January, vesting was accelerated for a select number of restricted share and stock option grants. All unvested stock options held by Mr. Davis were forfeited in January 2004. All unexercised vested stock options expired on April 14, 2004 (90 days after Mr. Davis’ last day of employment with the Company).

(3)	The vesting of Mr. Smith’s stock options and restricted shares were accelerated in January as a direct result of the sale of the EMS segment and the change of control provisions in Mr. Smith’s stock grants. All unexercised vested stock options expire on April 17, 2004 (90 days after Mr. Smith’s last day of employment).

Employment Agreements; Other Agreements

      In June 1999, we entered into an employment contract with Mr. Oros. It provides for a base salary of $200,000 per year, a performance bonus of up to $100,000 per year, and additional bonuses based on annual revenue targets. The initial term of the employment contract expired in June 2002, and the term is automatically extended for additional one month increments until terminated by Aether or Mr. Oros on 15 days advance notice. Pursuant to this contract, in 1999 we granted Mr. Oros a warrant to acquire 875,000 shares of our common stock. The warrant has an exercise price of $1.60 per share of common stock. Mr. Oros subsequently received our permission to assign part of this warrant, and he retained a warrant to acquire 775,000 shares. We also gave Mr. Oros the right to allocate warrants to acquire 125,000 shares of common stock having the same terms and conditions as the warrant we granted to Mr. Oros. To date, Mr. Oros has allocated warrants for the full 125,000 shares of our common stock to current and past executive officers of Aether. In 1999, Mr. Oros also received a warrant to acquire 175,000 shares of our common stock at an exercise price of $4 per share. From this second grant, Mr. Oros subsequently assigned a warrant exercisable for 17,500 shares of our common stock. Each of Mr. Oros’ warrants became exercisable upon completion of our initial public offering. Warrants that Mr. Oros continues to hold are included in the table headed “Aggregate Option Exercises and Holdings,” above.

      In June 2001, we entered into an employment agreement with Mr. Reymann. The initial term of the agreement expired in June 2003, and the term automatically extends for additional one year increments until terminated by Aether or Mr. Reymann on no less than 90 days’ advance notice (which must be given before the end of the applicable one-year extensions). The agreement provides for a base salary of not less than $150,000 per year and annual bonuses to be established by the Board, the Compensation Committee or, if the Board directs, our chief executive officer or president. Mr. Reymann may resign upon 90 days’ advance notice to Aether. If we terminate Mr. Reymann without cause or he resigns for good reason, he is entitled to receive an amount equal to 12 months’ base salary, COBRA group health coverage premium costs, immediate vesting of options, restricted stock or other equity instruments, and a pro rata share of the maximum bonus he would have been eligible to receive in the year of his termination. Under the agreement, “good reason” means Aether materially breaches the agreement or materially reduces Mr. Reymann’s title, authority or responsibilities, and “cause” means committing a material breach of the agreement, committing an act of gross negligence with respect to Aether or otherwise acting with willful disregard for Aether’s best interests, or being convicted of or pleading guilty or no contest to a felony or, with respect to his employment, committing either a material dishonest act or common law fraud or knowingly violating any federal or state securities or tax laws. The agreement provides that if there is a change in control of Aether and within 12 months after the change of control, Mr. Reymann resigns for good reason or is terminated without cause, all options, restricted stock or other equity instruments held by Mr. Reymann will become fully exercisable. A “change in control” means the occurrence of any of the following: a sale of all or substantially all of Aether’s assets, the dissolution or liquidation of Aether, a person or group purchasing over half of Aether’s voting securities, a merger or consolidation of Aether, a successful proxy contest replacing at least a majority of our board of directors, or during any two year period the incumbent board ceasing to constitute a majority of the board, provided that individuals that a majority of the incumbent directors approve for service on the board are treated as incumbent directors.

      Each of Messrs. Davis and Smith are entitled, if there is a change in control of Aether and his position is substantially diminished or he is terminated without cause, to compensation equal to one year of his base salary at the time of termination and all options, restricted stock or other equity instruments held by him will become fully exercisable at the time of termination. A change of control under these arrangements has the same meaning as described above with respect to Mr. Reymann’s employment agreement. Upon Mr. Davis’ resignation from the Company, vesting was accelerated for a select number of restricted shares and stock option grants and Mr. Davis also received a payment equal to one year of his salary. Upon Mr. Smith’s departure from the Company, vesting was accelerated for his restricted shares and stock option grants and Mr. Smith received a payment in connection with his role in the sale of the EMS segment.

      In connection with their employment by the Company, Messrs. Mancuso and Briganti agreed to arrangements with the Company that entitle them to receive certain compensation and benefits if their employment is terminated within a year after a “change in control” has occurred. In addition, upon a triggering event, all options, restricted stock and other equity instruments granted to and held by Mr. Mancuso or Mr. Briganti prior to July 31, 2002 would become fully exercisable at the time of termination. Although these arrangements are not reflected in any definitive written contracts, the material terms have been confirmed by the Company in memoranda. The following summaries describe these material terms, as understood by the Company and each of these two named executive officers. If there is a change in control of Aether and Mr. Mancuso’s or Mr. Briganti’s, as the case may be, position is substantially diminished or he is terminated without cause, each of Messrs. Mancuso and Briganti will each be entitled to receive compensation equal to one year of his base salary at the time of termination. The Company has agreed that a change of control would occur upon the sale of all or substantially all of our assets, or all or substantially all of the assets of (1) Aether’s Mobile Government segment with respect to Mr. Mancuso’s agreement, and (2) Aether’s Transportation segment with respect to Mr. Briganti’s agreement, and, as a result Mr. Mancuso’s or Mr. Briganti’s employment, as the case may be, is terminated. For each of Mr. Mancuso and Mr. Briganti, a “triggering event” for these purposes means (i) a reduction in force or layoff at Aether Systems, Inc., if the executive’s employment, is terminated as part of such reduction or layoff, (ii) sale of all or substantially all of our assets, or all or substantially all of the assets of one of Aether’s operating segments and, as a result, the executive ceases to be employed by Aether and its subsidiaries (except if such termination results from gross misconduct), (iii) complete or substantially complete dissolution or liquidation of Aether, Aether’s Mobile Government segment or Aether’s Transportation segment and, as a result, the executive ceases to be employed by Aether and its subsidiaries (except if such termination results from gross misconduct), (iv) any person or group acquires or attains ownership of more than 50% of the Aether’s outstanding common stock, and (v) completion of a merger or consolidation of the Aether with or into any other entity unless Aether’s stockholders retain control of the new entity.

Compensation Committee Report on Executive Compensation

      The Compensation Committee of Aether’s Board of Directors consists of three independent directors and is currently composed of Messrs. Beese, Dunn and Mathias, with Mr. Mathias serving as its chairman. The Compensation Committee determines all compensation paid or awarded to Aether’s key executive officers, except that Aether’s Board has delegated to Mr. Oros, as a Board Committee of one, the ability to grant options for up to 40,000 shares per individual pursuant to the 1999 Equity Incentive Plan and Aether’s Acquisition Incentive Plan, subject to his duty to report periodically to the Compensation Committee. This report relates to Aether’s compensation policy for its executive officers for fiscal year 2003.

      Philosophy. The Compensation Committee’s goal is to retain and motivate executives who can assist the Company with its operations and strategic activities and advance the interests of our stockholders. To do so, the Compensation Committee oversees Aether’s compensation system to ensure the Company is offering competitive and fair compensation that rewards executives for continued service and exceptional performance. Measurement of corporate performance is primarily based on objective factors that the Compensation Committee believes are important in assessing performance. These include growth in Aether’s customer base, growth in revenue, and decreased operating losses. Additionally, the Compensation Committee considers more subjective factors that it believes are important in evaluating performance such as success in continuing to improve overall efficiencies, hiring and retention of key employees and assisting Aether with evaluating, exploring and implementing various strategic alternatives. The measurement of individual performance is evaluated on the basis of pre-determined goals and the contribution of the individual to achieving those goals.

      As part of its oversight responsibilities, the Compensation Committee reviews the levels of base salary offered to Aether’s executive officers. The Compensation Committee considers the market for senior executives of public companies in businesses comparable to Aether’s, based on their own business experience. The Committee also considers the particular officer’s overall contributions to Aether over the past year and the officer’s role in evaluating various strategic alternatives. Annual performance bonuses and stock grants are based on the Compensation Committee’s evaluation of the executive’s performance in achieving annual corporate goals as well as other contributions that enhance Aether’s value.

      Executive officers’ compensation consists primarily of three components: (i) base salary, (ii) cash bonus and (iii) restricted stock and option grants.

      Base Salary. The Compensation Committee evaluates the levels of base salary for Aether’s executive officers after considering a variety of factors that determine an executive’s value to Aether, including the individual’s knowledge, experience, and accomplishments. The base salary is intended to reflect the levels of responsibility assumed within the Company and the Compensation Committee strives to ensure that base salaries at a level that will permit it to compete with other companies for managers and executives with comparable qualifications and abilities. In 2003, there were no increases to the base salaries of the named executive officers. The Compensation Committee believes that the base salaries offered to key employees are sufficient to enable Aether to retain these employees while it evaluates its operating strategy for the future.

      Cash Bonus. Individual cash bonuses are based on the evaluation of the performance of the Company and accomplishments of each executive officer in achieving various specified goals for the year. Senior executives of Aether, excluding Mr. Smith and Mr. Mancuso, receive individual cash bonuses as outlined above. In 2003, the Compensation Committee determined that no bonuses would be granted to senior executive officers, except where required by employment agreement(s). Mr. Mancuso received a cash bonus pursuant to his employment agreement with Aether. In the future, the Compensation Committee may consider awarding annual or periodic cash bonuses relating to the achievement of particular strategic options, as a way of providing executive officers with additional incentives to carry out strategic activities that the Board of Directors has determined are in the best interests of the Company and its stockholders. The Compensation Committee may be particularly inclined to award cash bonuses or other forms of cash compensation (or possibly additional stock grants) if a particular strategic option is likely to result in the elimination of an executive officer’s position with the Company.

      Stock Grants. The Compensation Committee believes achievement of Aether’s goals may be fostered by stock grant programs that reward employees who significantly enhance Aether’s value by tying the employees compensation to the value of the Company. The Compensation Committee also believes that inducement grants of restricted stock options, subject to certain vesting periods, may encourage employees to remain with Aether while it evaluates its future operating strategy. Although no annual stock grants were issued to named executive officers in 2003, the Compensation Committee approved grants of restricted stock to certain key employees of Aether’s Transportation and Mobile Government segments. These stock grants were designed to retain certain key employees while the Company evaluates its strategic alternatives.

      Chief Executive Officer’s Compensation. Mr. Oros is one of Aether’s largest stockholders. His financial well-being is therefore directly tied to Aether’s performance as reflected in the price per share of common stock. For his services as Aether’s chairman of the Board of Directors and chief executive officer, Mr. Oros received an amount of compensation for 2003 determined in accordance with the employment contract. Mr. Oros requested that he not receive a cash bonus or a stock option grant with respect to his status as an executive officer in 2003. The Compensation Committee chose to honor this request.

      Compensation Deduction Limit. The SEC requires that this report comment on Aether’s policy with respect to a special rule under the tax laws, section 162(m) of the Internal Revenue Code. That section limits, with exceptions described below, the compensation that a corporation can deduct for payments to a chief executive officer and the four other most highly compensated executive officers to $1 million per officer per year. A company can deduct compensation (including from exercising options) in excess of $1 million if it pays the compensation under a plan that its stockholders approve and that is performance-related. Option exercises are typically deductible under such a plan if granted with exercise prices at or above the market price when granted or if grandfathered because granted before the public offering. The Compensation Committee’s policy with respect to the compensation deduction limit is to make every reasonable effort to ensure that compensation likely to be received by a senior executive is deductible under section 162(m), while at the same time giving Company executives incentives to stay with and enhance Aether’s value. The Compensation Committee believes, however, that compensation exceeding the $1 million deduction limit should not be ruled out where such compensation is justified based on the executive’s value to Aether and its stockholders. The Compensation Committee believes that all executive compensation expenses paid in 2003 will be deductible under section 162(m).

      This Compensation Committee Report shall not be deemed “soliciting material,” to be “filed” with the SEC, subject to Regulation 14A or 14C or to the liabilities Section 18 of the Exchange Act, except to the extent we specifically request that the information be treated as soliciting material. This report shall not be deemed incorporated by reference in any document previously or subsequently filed with the SEC that incorporates by reference all or any portion of this Proxy Statement, unless this report is specifically incorporated by reference.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
J. Carter Beese, Jr.
Jack B. Dunn, IV
Edward J. Mathias

Compensation Committee Interlocks and Insider Participation

      None of the members of our Compensation Committee is or has ever been an officer or employee of Aether or any of its subsidiaries. None of our executive officers serves as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Exchange Act requires our officers (as defined in regulations issued by the SEC) and directors, and persons who own more than ten percent of a registered class of Aether’s equity securities, to file initial reports of ownership and reports of changes in ownership of the common stock and other equity securities of Aether, with the SEC. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

      Based solely on a review of the copies of such reports of ownership received by us and certifications from executive officers and directors that no other reports were required for such persons, we believe that during fiscal year 2003 all filing requirements applicable to its executive officers, directors and such greater than ten percent stockholders were complied with on a timely basis, except that Form 4 filed by Mr. Oros in July 2003.

Stock Performance Chart

      As part of proxy statement disclosure requirements mandated by the SEC, we are required to provide a comparison of the cumulative total stockholder return on our common stock with that of a broad equity market index and either a published industry index or a peer group index. This graph is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the 1934 Act, and the graph shall not be deemed to be incorporated by reference into any prior or subsequent filing by the corporation under the Securities Act of 1933 or the 1934 Act.

      The chart below compares the yearly percentage change in the cumulative total stockholder return in Aether’s common stock since our initial public offering on October 21, 1999 with the cumulative total return on the Nasdaq Market Index (the “Equity Index”) and the Business Software Services Index prepared by Media General Financial Services (the “Peer Index”). The Peer Index consists of companies whose business segments are representative of the operations of Aether’s two business segments: Transportation and Mobile Government. For 2002, Aether used the S&P 5000 as its equity index (the “2002 Equity Index”). Because of the Company’s size and financial performance, Aether has determined that a comparison against other companies traded on the Nasdaq Market Index would be more meaningful to investors and has, therefore, changed its equity index for 2003. The chart below shows the difference between the use of the Equity Index and the 2002 Equity Index.

      The indexes assume $100 was invested on October 21, 1999 in Aether’s common stock and in each of the above indices with reinvestment of dividends.

Compare Cumulative Total Return

Among Aether Systems Incorporated,
NASDAQ Market Index and Business Software Services

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Since January 1, 2002, we have engaged in the following transactions or there are currently proposed transactions with the following persons:

•	directors, nominees for election as directors, or executive officers;

•	beneficial owners of 5% or more of Aether’s common stock;

•	immediate family members of the above; and

•	entities in which the above persons have substantial interests.

      Since the middle of 2000, Huber Oros & Company, LLC (“Huber Oros”) has been the administrative agent of our corporate benefits program. Matthew Oros, the chief executive officer and founder of Huber Oros, is the brother of David S. Oros, our Chairman and Chief Executive Officer. Aether paid Huber Oros $107,000 in agency fees in 2003, which is based on a percentage of the total claims processed by Huber Oros on behalf of Aether during 2003.

      Since the middle of 2003, Kirkland & Ellis has been Aether’s outside legal counsel. George P. Stamas, a director of Aether, is a partner in the law firm of Kirkland & Ellis. During 2003, Aether paid Kirkland & Ellis approximately $400,000. The vast majority of these fees were incurred in connection with the evaluation of a range of strategic options, as well as the disposition of the EMS segment.

Audit Committee Report

      The role of the Audit Committee is to assist the Board of Directors in its oversight of Aether’s financial reporting process, in accordance with its Charter. Management of Aether is responsible for the preparation, presentation and integrity of Aether’s financial statements, accounting and financial reporting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent accountants are responsible for auditing Aether’s financial statements in accordance with generally accepted auditing standards and expressing an opinion as to their conformity with generally accepted accounting principles. The independent accountants have free access to the Audit Committee to discuss any matters they deem appropriate. During fiscal year 2003, the Audit Committee discussed the overall scope and plans for the respective audits with Aether’s independent accountants and internal auditors. The Audit Committee also met periodically with the independent accountants and internal auditors to discuss the results of their audit findings, the overall quality of Aether’s financial reporting and their evaluation of Aether’s internal controls over financial reporting. The Audit Committee also reviewed Aether’s critical accounting policies and practices and alternative treatments of financial information during its discussions with the independent accountants.

      In the performance of the Audit Committee’s oversight function, the Audit Committee has considered and discussed the audited financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2003, with management and the independent auditors. This review included a discussion of the quality and acceptability of Aether’s financial reporting and controls. Aether’s management has the primary responsibility for the financial statements and reporting process, including its system of internal controls over financial reporting. The Audit Committee relies without independent verification on the information provided to it and on the representations made by management and the independent accountants. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has considered whether the provision of non-audit services by the independent auditors to Aether is compatible with maintaining the auditors’ independence and has discussed with the auditors the auditors’ independence.

      Based upon the reports and discussions described in this report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Aether’s Annual Report on

Form 10-K for the year ended December 31, 2003 filed with the SEC. The Audit Committee has also recommended to stockholders the reappointment of KPMG LLP as the independent accountants to audit Aether’s consolidated financial statements for fiscal year 2004.

      This Audit Committee Report shall not be deemed “soliciting material,” to be “filed” with the SEC, subject to Regulation 14A or 14C or to the liabilities Section 18 of the Exchange Act, except to the extent we specifically request that the information be treated as soliciting material. This report shall not be deemed incorporated by reference in any document previously or subsequently filed with the SEC that incorporates by reference all or any portion of this Proxy Statement, unless this report is specifically incorporated by reference.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
James T. Brady (Chairman)
J. Carter Beese
Truman T. Semans

SELECTION OF INDEPENDENT AUDITOR

Information Regarding the Fees Paid to KPMG during the Year Ending December 31, 2003

Audit Fees

      The aggregate fees billed for professional services rendered for Aether by KPMG for the years ended December 31, 2003 and 2002 were:

	2003	2002

Audit Fees	$695,000	$820,000
Audit-Related Fees	262,000	123,000
Tax Fees	141,000	421,000
All Other Fees	—	—

Total Fees	$1,098,000	$1,364,000

      KPMG billed Aether $717,000 for professional services rendered for the annual audit for Aether’s financial statements, and the quarterly reviews of the financial statements for fiscal year 2003.

      The aggregate fees billed for all audit-related services rendered by KPMG for the years ended December 31, 2003 and 2002 (see chart above under heading “Audit-Related Fees”) principally covered due diligence in connection with acquisitions, accounting consultations, audits and consultations in connection with dispositions and assistance with internal control documentation and information system audits.

      The aggregate amount billed for all tax fees for the years ended December 31, 2003 and 2002 (see chart above under heading “Tax Fees”), principally covered tax planning, tax consulting and tax compliance services provided to Aether. Going forward. we expect to incur additional costs associated with accounting fees related to the internal control over financial reporting attestation report required by all public companies under Section 404 of the Sarbanes-Oxley Act of 2002.

      Aether does not use its independent auditor as its internal auditor. Such internal audit services are provided by an unaffiliated third party.

      No other professional services were rendered or fees were billed by KPMG for the most recent fiscal year or for the year ending December 31, 2002.

      The Audit Committee has adopted policies and procedures for the pre-approval of the above fees. All requests for services to be provided by KPMG are submitted to the Audit Committee. Requests for all non-audit related services require pre-approval from the entire Audit Committee. A schedule of approved services is then reviewed and approved by the entire Audit Committee at each Audit Committee meeting.

      None of the hours expended on the audit engagement of KPMG were attributable to persons other than full-time, permanent employees of KPMG.

General

      KPMG LLP, independent public accountants, audited the financial statements of Aether for fiscal year 2003 and for each fiscal year since 1996.

      The Audit Committee considered whether the services rendered by KPMG, except for services rendered in connection with its audit of the Company’s annual financial statements and review of the quarterly financial statements, are compatible with maintaining KPMG’s independence. The Board of Directors has ratified and affirmed the Audit Committee’s appointment of the accounting firm KPMG to serve as the independent auditors of Aether for the current fiscal year subject to ratification by Aether’s stockholders. Representatives of KPMG are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

CORPORATE GOVERNANCE INFORMATION

      Stockholders can access Aether’s corporate governance information, including Aether’s Code of Ethics for Senior Financial Officers and the charters of the Audit Committee, Compensation Committee, and Nominating & Corporate Governance Committee, at Aether’s website, www.aethersystems.com, the content of which website is not incorporated by reference into, or considered a part of, this document.

COMMUNICATING WITH THE BOARD OF DIRECTORS

      In order to communicate with the Board of Directors as a whole, with non-management directors or with specified individual directors, correspondence may be directed to the Secretary at 11500 Cronridge Drive, Suite 110, Owings Mills, Maryland 21117.

      Under Aether’s Bylaws, stockholders may propose business to be brought before an annual meeting. In order for a stockholder to make submit a proposal for consideration at Aether’s annual meeting, the stockholder must fulfill the requirements set forth in our by-laws and notify the Secretary no less than forty-five (45) nor more than ninety (90) days prior to the first anniversary of the proxy statement for the preceding year’s annual meeting. For each stockholder proposal, the stockholder must provide Aether with (i) a brief description of the business desired to be brought before the meeting, (ii) the reasons for bringing such business and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and (iii) the class and number of shares of Aether which are beneficially owned and of record for such stockholder and such beneficial owner, if applicable. The Board of Directors will evaluate all proposals submitted by stockholders.

      If you intend to propose any matter for action at our 2005 Annual Meeting of Stockholders and wish to have the proposal included in our proxy statement, you must submit your proposal to David C. Reymann, Secretary, Aether at 11500 Cronridge Drive, Suite 110, Owings Mills, Maryland 21117, not later than March 14, 2005. Please note that proposals must comply with all of the requirements of Rule 14a-8 under the Exchange Act of 1934 as well as the requirements of our certificate of incorporation and Bylaws. Only then can we consider your proposal for inclusion in our proxy statement and proxy relating to the 2005 Annual Meeting. We will be able to use proxies you give us for the next year’s meeting to vote for or against any Stockholder proposal that is not included in the proxy statement at our discretion unless the proposal is submitted to us on or before March 14, 2005.

ADDITIONAL INFORMATION

      We have adopted a process called “householding” for mailing the annual report and proxy statement in order to reduce printing costs and postage fees. Householding means that stockholders who share the same last name and address will receive only one copy of the annual report and proxy statement, unless we receive contrary instructions from any stockholder at that address. We will continue to mail a proxy card to each stockholder of record.

      If you prefer to receive multiple copies of the annual report and proxy statement at the same address, we will provide additional copies to you promptly upon request. If you are a stockholder of record, please contact David C. Reymann, Chief Financial Officer, at 11500 Cronridge Drive, Suite 110, Owings Mills, Maryland 21117, or at telephone number (410) 654-6400. Eligible stockholders of record receiving multiple copies of the annual report and proxy statement can request householding by contacting us in the same manner.

      If you are a beneficial owner, you may request additional copies of the annual report and proxy statement or you may request householding by contacting your broker, bank or nominee.

DETACH HERE

PROXY

AETHER SYSTEMS, INC.

PROXY FOR ANNUAL MEETING OF JUNE 11, 2004
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints David S. Oros and David C. Reymann, or either of them, as attorneys-in-fact, with full power of substitution, to vote in the manner indicated on the reverse side, and with discretionary authority as to any other matters that may properly come before the meeting, all shares of common stock of Aether Systems, Inc. which the undersigned is entitled to vote at the annual meeting of stockholders of Aether Systems, Inc. to be held on June 11, 2004 at the Marriott Baltimore Waterfront Hotel, 700 Aliceanna Street, Baltimore, MD 21202, at 10:00 a.m., local time or at any adjournment thereof.

SEE REVERSE SIDE	NOT VALID UNLESS DATED AND SIGNED ON THE REVERSE SIDE	SEE REVERSE SIDE

AETHER SYSTEMS, INC.

C/O EQUISERVE TRUST COMPANY N.A
P.O. BOX 8694
EDISON, NJ 08818-8694

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

[X]	Please mark votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS.

1.	Election of directors.

Nominees: (01) J. Carter Beese, Jr., (02) James T. Brady, (03) Jack B. Dunn IV, (04) Edward J. Mathias, (05) David S. Oros, (06) Truman T. Semans, and (07) George P. Stamas

FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES

		FOR	AGAINST	ABSTAIN
2.	The Appointment of KPMG LLP as Independent auditors.	☐	☐	☐

IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

	MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT.			☐
	MARK HERE IF YOU PLAN TO ATTEND THE MEETING			☐

NOTE: Please sign exactly the name appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, give full name and title as such.

Please sign, date and return promptly in the accompanying envelope.

Signature: __________________________	Date: _______	Signature: __________________________	Date: _______